UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2008

FIRST TRANSACTION MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27615	52-2158936
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

c/o CASTLE BISON, INC.
31200 Via Colinas, Suite 200
Westlake Village, CA 91362
(Address of principal executive offices)

(Registrant's telephone number, including area code) (818) 597-7552

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

381 SE Crystal Creek Circle, Issaquah WA 98027
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On October 21, 2008, First Transaction Management, Inc., (the “Registrant” or the “Company”) entered into a Stock Subscription Agreement (“the Agreement”) with three accredited and non-affiliated investors (the “Investors”). Pursuant to the Agreement, the Investors purchased and the Company sold, an aggregate of 450,000 shares for $49,500.00

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Agreement referenced in Item 1.01, the Investors purchased and the Company sold an aggregate of 450,000 shares of the Company's common stock for $49,500.00. These shares comprised approximately 29.68% of the issued and outstanding capital stock of the Company. As of October 24, 2008, there were 1,515,921 shares of common stock, par value $.01, issued and outstanding.

The shares of common stock issued in this transaction were issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

Exhibit Number	Description
10.1	Form of Stock Purchase Agreement dated October 21, 2008 among the Registrant and Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Transaction Management, Inc.

Dated: October 24, 2008	By:	/s/ Lawrence Chimerine
Name: Lawrence Chimerine
Title: Chief Executive Officer and Director